UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         February 6, 2012

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 6, 2012, the Registrant issued a news release announcing its revenues and results of operations for the fourth quarter of 2011.  A copy of the news release is furnished as an exhibit to this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2012, Mr. Robert A. Peiser was appointed to serve on the Board of Directors of USA Truck, Inc. (the “Company”) to fill a vacancy left by Mr. Robert M. Powell who retired from the Company’s Board of Directors during 2011.  Mr. Peiser was recommended by the Company’s Nominating and Corporate Governance Committee and appointed as a Class III Director by the unanimous vote of the Company’s Board of Directors for a term expiring at the 2013 Annual Meeting of Stockholders.  Mr. Peiser will serve on the Company’s Executive Compensation Committee and the Nominating and Corporate Governance Committee.

In conjunction with Mr. Peiser’s appointment to the Board of Directors, Mr. Peiser was awarded a non-qualified stock option to purchase 5,730 shares of the Company’s common stock at a price of $8.94 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date of grant.  The non-qualified option will vest in three equal (subject to rounding so that only whole shares will be issued), annual increments beginning February 6, 2013 and each increment can be exercised for a period of three years from the date of vesting.  Mr. Peiser will receive an annual retainer of $20,000 for his service on the Board of Directors, an annual retainer of $3,500 for his service on the Executive Compensation Committee and an annual retainer of $2,000 for his service on the Nominating and Corporate Governance Committee, which retainers will be paid on a quarterly basis.  Mr. Peiser will not receive any fees for attending individual Board or Committee meetings.

Mr. Robert A. Peiser has broad-based executive, director and management experience with companies in transition in a variety of domestic and international industries including transportation, food and beverage, technology services, retailing, distribution and manufacturing.  Mr. Peiser’s director experiences include both profit and not-for-profit companies and he has served in an advisory capacity to a private equity firm.  Mr. Peiser holds an MBA degree in Finance and Management Control from Harvard University and a BA degree in Economics from the University of Pennsylvania.

Mr. Peiser satisfies the independence standards set forth in the Company’s Corporate Governance Guidelines and has been determined by the independent directors of the Board of Directors to be an independent director.

There is no arrangement or understanding between Mr. Peiser and any other person pursuant to which Mr. Peiser was elected as a director of the Company.  There are no transactions in which Mr. Peiser has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1  News release issued by the Registrant on February 6, 2012.

The information contained in Items 2.02 and 9.01 of this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in Items 2.02 and 9.01 of this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to the paragraph containing cautionary forward-looking language near the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	February 10, 2012	/s/ Clifton R. Beckham
Clifton R. Beckham
President and Chief Executive Officer

Date:	February 10, 2012	/s/ Darron R. Ming
Darron R. Ming
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	News release issued by the Registrant on February 6, 2012